UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2022

NETCAPITAL INC.
(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

(339)-368-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2022 and February 3, 2022 Netcapital Inc. renegotiated terms in the Amended Loan and Security Agreement dated July 25, 2014 (“the Loan”) with its secured lender, Vaxstar LLC, as follows:

•	The maturity date changed from April 30, 2022 to April 30, 2023.

•	The interest rate was clarified to be 8% per annum.

Paragraph 1.(d) (i) of the Loan was amended to be and read as follows:

“Subject to Section 7(b)(ii), the principal amount outstanding under the Loan Advances shall accrue interest from the date of this Amendment until the Maturity Date at the rate of eight percent (8%) per annum. Interest is not due until the Maturity Date. It is understood and agreed that this provision will have retroactive effect and deemed effective as of October 31, 2020.”

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Agreement dated January 28, 2022 to amend the Amended Loan and Security Agreement dated July 25, 2014.
4.2	Agreement dated February 3, 2022 to amend the Amended Loan and Security Agreement dated July 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: February 3, 2022	/s/ Coreen Kraysler
Coreen Kraysler
Title: Chief Financial Officer